(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Equity Trust

We consent to the use of our report dated July 26, 2012, incorporated herein by reference, for ING Large Cap Value Fund, ING MidCap Opportunities Fund, and ING SmallCap Opportunities Fund, each a series of ING Equity Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

May 30, 2013